SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007

PHOTOWORKS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)	Identification No.)

71 Columbia Street

Seattle, Washington 98104

(Address of principal executive office)

(206) 281-1390

(Registrant’s telephone number including area code)

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 5, 2007, the Audit Committee of the Board of Directors of Registrant dismissed Williams & Webster, P.S. as the independent accountant engaged to audit Registrant’s financial statements. The reports of Williams & Webster, P.S. on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Williams & Webster’s audit report dated January 9, 2006 for the fiscal year ended September 24, 2005 contained an explanatory paragraph regarding doubt about the Registrant’s ability to continue as a going concern. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended September 30, 2006 and September 24, 2005, and through the interim period from October 1, 2006 through September 5, 2007, there were no disagreements with Williams & Webster, P.S. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Williams & Webster, P.S., would have caused Williams & Webster, P.S. to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Williams & Webster, P.S. to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated September 20, 2007, is filed as Exhibit 16 to this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

16        Letter from Williams &Webster, P.S. to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOWORKS, INC.

By:	/s/ Andrew Wood
Andrew Wood
Chief Executive Officer